                                                   EXHIBIT 32.2

STATEMENT PURSUANT TO SECTION 906 THE SARBANES-OXLEY ACT OF 2002 BY PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

      I, Timothy J. Shaheen, herby certify, to my knowledge, that:

      1. the accompanying Quarterly Report on Form 10-Q of Cadiz Inc. for the period ended September 30, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and
      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cadiz Inc.

      IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

Dated: November 6, 2009

/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer and Secretary